Exhibit 3.1

COLLECTIVE ACQUISITION CORP.

(Company)

Appleby Global Services (Cayman) Limited, Registered Office Service Provider of the Company, DOES HEREBY CERTIFY that the following is a true copy of the resolutions adopted by the shareholders of the Company by way of an extraordinary general meeting held at 11 a.m. Eastern Time on 4 August 2026 and that such resolutions are still in force and effect as at the date hereof.

1.	Amendment to the second amended and Restated Memorandum and Articles of Association

RESOLVED, as a special resolution THAT, effective immediately, the Second Amended and Restated Memorandum and Articles of Association of the Company be amended by:

(a) amending Article 53.6 by deleting the following:

“In the event that the Company does not consummate a Business Combination by 15 months from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles, the Company shall:

(a) cease all operations except for the purpose of winding up;

(b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve,

subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of Applicable Law.”

and replacing it with the following:

“In the event that the Company does not consummate a Business Combination by August 8, 2027, or such later time as the Members may approve in accordance with the Articles, the Company shall:

(a) cease all operations except for the purpose of winding up;

(b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$50,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve,

subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of Applicable Law.”

and (b) amending Article 53.7 by deleting the following:

“In the event that any amendment is made to the Articles:

(a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination within 15 months after the date of the closing of the IPO, or such later time as the Members may approve in accordance with the Articles, or

(b) with respect to any other provision relating to Members’ rights or pre-Business Combination activity, of the Articles relating to the rights of holders of Class A Shares,

each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares.”

and replacing it with the following:

“In the event that any amendment is made to the Articles:

(a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination by August 8, 2027, or such later time as the Members may approve in accordance with the Articles, or

(b) with respect to any other provision relating to Members’ rights or pre-Business Combination activity, of the Articles relating to the rights of holders of Class A Shares,

each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares.”